Exhibit 99.1

Indaptus Therapeutics Reports Second Quarter 2025 Financial Results and Provides Corporate Update

— Company Initiates Combination Trial and Strengthens Balance Sheet to Support Continued Clinical Progress —

NEW YORK (August 13, 2025) - Indaptus Therapeutics, Inc. (Nasdaq: INDP) (“Indaptus” or the “Company”), a clinical stage biotechnology company dedicated to pioneering innovative cancer and viral infection treatments, today announces financial results for the second quarter ended June 30, 2025, and provides a corporate update.

Jeffrey Meckler, Indaptus Therapeutics’ Chief Executive Officer, commented, “This quarter marks a major clinical inflection point for Indaptus. In under four years since our founding, we have progressed from IND-enabling studies to an active combination trial in patients. This pace of development is a testament to the dedication of the small, but focused Indaptus Team. A few weeks ago, we dosed the first patient in our Phase 1b/2 combination study evaluating Decoy20 with the PD-1 checkpoint inhibitor tislelizumab. Our preclinical studies showed that Decoy20 broadly enhances both innate and adaptive immune cell activation and works synergistically with a PD-1 inhibitor to induce solid tumor regression. This trial marks the first clinical evaluation of that combination, with the aim of delivering new options for patients who have not benefited from existing immunotherapies.”

“On the financial front, we raised approximately $5.7 million in gross proceeds through the sale of convertible promissory notes and accompanying warrants. In July 2025, the notes were converted into common stock and pre-funded warrants. This financing strengthens our balance sheet and supports the continued progress of our clinical development. We remain focused on disciplined execution and look forward to sharing initial combination trial data later this year.”

Key Highlights:

●	Dosed first patient in Phase 1b/2 study evaluating combination of Decoy20 and PD-1 checkpoint inhibitor tislelizumab (TEVIMBRA®)
●	Raised $5.7 million in gross proceeds via private placement of convertible notes and warrants (converted to equity in July)
●	Strengthened executive visibility: Dr. Michael Newman, Founder and Chief Scientific Officer, named chair and expert speaker at the Cytokine-Based Drug Development Summit

Financial Highlights for the Second Quarter Ended June 30, 2025

Research and development expenses for the three months ended June 30, 2025, were approximately $2.2 million, an increase of approximately $0.5 million from $1.7 million in the three months ended June 30, 2024. The change was primarily due to an increase of $0.8 million in the ongoing Phase 1 study and was offset by a decrease of approximately $0.3 million in stock-based compensation and payroll and related expenses. Research and development expenses for the six months ended June 30, 2025, were approximately $5.0 million, an increase of approximately $1.7 million from $3.3 million in the six months ended June 30, 2024. The change was primarily due to an increase of $2.3 million in the ongoing Phase 1 study and was offset by a decrease of approximately $0.6 in stock-based compensation and payroll and related expense.

General and administrative expenses for the three months ended June 30, 2025, were approximately $2.3 million, a decrease of approximately $0.1 million from $2.4 million in the three months ended June 30, 2024. The change was primarily due to a decrease of $0.9 million in stock-based compensation, payroll and related expenses, legal fees, and investor relations costs and was offset by an increase of approximately $0.8 million in transaction-related expenses associated with the private placement of convertible notes completed in June 2025. General and administrative expenses for the six months ended June 30, 2025, were approximately $4.0 million, a decrease of approximately $0.7 million from $4.7 million in the six months ended June 30, 2024. The change was primarily due to a decrease of $1.5 million in stock-based compensation, payroll and related expenses, legal fees, and investor relations costs and was offset by an increase of approximately $0.8 million in transaction-related expenses associated with the private placement of convertible notes.

Loss per share for the three months ended June 30, 2025, was approximately $9.09, compared with approximately $13.16 for the three months ended June 30, 2024. Loss per share for the six months ended June 30, 2025, was approximately $18.09, compared with approximately $25.79 per share for the six months ended June 30, 2024.

As of June 30, 2025, the Company had cash and cash equivalents of approximately $6.2 million. As of December 31, 2024, the Company had cash and cash equivalents of $5.8 million. The Company expects that its current cash and cash equivalents will support ongoing operating activities into the fourth quarter of 2025. This cash runway guidance is based on current operational plans and excludes any additional funding and any business development activities that may be undertaken. The Company continues to assess all financing options that would support its corporate strategy.

Net cash used in operating activities was approximately $9.1 million for the six months ended June 30, 2025, compared with net cash used in operating activities of approximately $6.4 million for the six months ended June 30, 2024. The increase of approximately $2.5 million in net cash used was primarily attributable to an increase in research and development activities, which were mostly related to the Phase 1 clinical trial and an increase in transaction-related expenses associated with the private placement of convertible notes.

Net cash provided by financing activities for the six months ended June 30, 2025, was approximately $9.4 million, which was provided by issuance and sale of common stock and warrants in the January 2025 financing, the issuance and sale of our common stock under the SEPA and the June 2025 private placement of convertible notes and warrants. Net cash provided by financing activities for the six months ended June 30, 2024 was approximately $0.4 million, which was provided by issuance and sale of common stock under the at-the-market facility.

Outlook

Indaptus remains focused on executing its clinical strategy with discipline, efficiency, and scientific rigor. The Company expects to share initial combination trial data from the first cohort of patients later this year.

Jeffrey Meckler added, “With our first patient dosed in combination and a financial foundation in place, we believe Indaptus is entering its most exciting phase yet. We remain focused on executing our clinical strategy and ultimately delivering on our mission to help more patients benefit from immunotherapy.”

About Indaptus Therapeutics

Indaptus Therapeutics has evolved from more than a century of immunotherapy advances. The Company’s novel approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and pathways and associated anti-tumor and anti-viral immune responses will require a multi-targeted package of immune system-activating signals that can be administered safely intravenously (i.v.). Indaptus’ patented technology is composed of single strains of attenuated and killed, non-pathogenic, Gram-negative bacteria producing a multiple Toll-like receptor (TLR), Nucleotide oligomerization domain (NOD)-like receptor (NLR) and Stimulator of interferon genes (STING) agonist Decoy platform. The product candidates are designed to have reduced i.v. toxicity, but largely uncompromised ability to prime or activate many of the cells and pathways of innate and adaptive immunity. Decoy product candidates represent an antigen-agnostic technology that have produced single-agent activity against metastatic pancreatic and orthotopic colorectal carcinomas, single agent eradication of established antigen-expressing breast carcinoma, as well as combination-mediated eradication of established hepatocellular carcinomas, pancreatic and non-Hodgkin’s lymphomas in standard pre-clinical models, including syngeneic mouse tumors and human tumor xenografts. In pre-clinical studies tumor eradication was observed with Decoy product candidates in combination with anti-PD-1 checkpoint therapy, low-dose chemotherapy, a non-steroidal anti-inflammatory drug, or an approved, targeted antibody. Combination-based tumor eradication in pre-clinical models produced innate and adaptive immunological memory, involved activation of both innate and adaptive immune cells, and was associated with induction of innate and adaptive immune pathways in tumors after only one i.v. dose of Decoy product candidate, with associated “cold” to “hot” tumor inflammation signature transition. The Decoy platform has also been shown to induce activation, polarization or maturation of human macrophages, dendritic, NK, NKT, CD4 T and CD8 T cells in vitro. IND-enabling, nonclinical toxicology studies demonstrated i.v. administration without sustained induction of hallmark biomarkers of cytokine release syndromes, possibly due to passive targeting to liver, spleen, and tumor, followed by rapid elimination of the product candidate. Indaptus’ Decoy product candidates have also produced meaningful single agent activity against chronic hepatitis B virus (HBV) and chronic human immunodeficiency virus (HIV) infections in pre-clinical models.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things, the sufficiency of our cash and cash equivalents to fund our ongoing activities and our expectations and plans regarding our Phase 1 clinical trial of Decoy20 and our combination study and the anticipated effects of our product candidates, including Decoy20. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to the following: our limited operating history; conditions and events that raise substantial doubt regarding our ability to continue as going concern; the need for, and our ability to raise, additional capital given our lack of current cash flow; our clinical and preclinical development, which involves a lengthy and expensive process with an uncertain outcome; our incurrence of significant research and development expenses and other operating expenses, which may make it difficult for us to attain profitability; our pursuit of a limited number of research programs, product candidates and specific indications and failure to capitalize on product candidates or indications that may be more profitable or have a greater likelihood of success; our ability to obtain and maintain regulatory approval of any product candidate; the market acceptance of our product candidates; our reliance on third parties to conduct our preclinical studies and clinical trials and perform other tasks; our reliance on third parties for the manufacture of our product candidates during clinical development; our ability to successfully commercialize Decoy20 or any future product candidates; our ability to obtain or maintain coverage and adequate reimbursement for our products; the impact of legislation and healthcare reform measures on our ability to obtain marketing approval for and commercialize Decoy20 and any future product candidates; product candidates of our competitors that may be approved faster, marketed more effectively, and better tolerated than our product candidates; our ability to adequately protect our proprietary or licensed technology in the marketplace; the impact of, and costs of complying with healthcare laws and regulations, and our failure to comply with such laws and regulations; information technology system failures, cyberattacks or deficiencies in our cybersecurity; and unfavorable global economic conditions. These and other important factors discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC on March 13, 2025, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact: investors@indaptusrx.com

Investor Relations Contact:

CORE IR

Louie Toma

louie@coreir.com

INDAPTUS THERAPEUTICS, INC.

Unaudited Condensed Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$6,157,701	$5,786,753
Prepaid expenses and other current assets	255,357	831,577

Total current assets	6,413,058	6,618,330

Non-current assets:
Right-of-use asset	33,577	82,175
Other assets - deposits to third parties	392,572	638,251

Total non-current assets	426,149	720,426

Total assets	$6,839,207	$7,338,756

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$1,975,687	$3,309,717
Operating lease liability, current portion	34,373	84,164
Fair value of convertible promissory notes	6,502,503	-

Total current liabilities	8,512,563	3,393,881

Commitments and contingencies

Stockholders’ equity:
Common stock: $0.01 par value, 200,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 604,963 shares issued and outstanding as of June 30, 2025 and 428,799 shares issued and outstanding as of December 31, 2024*	6,050	4,288
Preferred stock: $0.01 par value, 5,000,000 shares authorized as of June 30, 2025 and December 31, 2024; no shares issued or outstanding	-	-
Additional paid in capital*	68,521,126	64,379,770
Accumulated deficit	(70,200,532)	(60,439,183)

Total stockholders’ equity (deficit)	(1,673,356)	3,944,875

Total liabilities and stockholders’ equity (deficit)	$6,839,207	$7,338,756

*	Retroactively restated for one-for-twenty-eight share consolidation on June 27, 2025.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$2,167,114	$1,713,973	$4,977,954	$3,305,115
General and administrative	2,289,649	2,394,912	4,051,368	4,747,009

Total operating expenses	4,456,763	4,108,885	9,029,322	8,052,124

Loss from operations	(4,456,763)	(4,108,885)	(9,029,322)	(8,052,124)

Other income, net	15,547	93,618	55,676	230,180
Change in fair value of convertible promissory notes	(787,703)	-	(787,703)	-

Net loss	$(5,228,919)	$(4,015,267)	$(9,761,349)	$(7,821,944)

Net loss available to common stockholders per share of common stock, basic and diluted*	$(9.09)	$(13.16)	$(18.09)	$(25.79)

Weighted average number of shares used in calculating net loss per share, basic and diluted*	574,923	305,140	539,538	303,336

*	Retroactively restated for one-for-twenty-eight share consolidation on June 27, 2025.

Unaudited Condensed Consolidated Statements of Cash Flows

	For the Six Months Ended
	June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(9,761,349)	$(7,821,944)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	-	735
Stock-based compensation	421,654	1,557,543
Change in fair value of convertible promissory notes	787,703	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	821,899	696,430
Accounts payable and other current liabilities	(1,334,030)	(847,502)
Operating lease right-of-use asset and liability, net	(1,193)	325
Net cash used in operating activities	(9,065,316)	(6,414,413)

Cash flows from financing activities:
Proceeds from issuance of convertible promissory notes	5,714,800	-
Proceeds from issuance of shares of common stock and warrants	4,057,719	375,588
Issuance costs	(336,255)	(21,477)
Net cash provided by financing activities	9,436,264	354,111

Net increase (decrease) in cash and cash equivalents	370,948	(6,060,302)

Cash and cash equivalents at beginning of period	5,786,753	13,362,053

Cash and cash equivalents at end of period	$6,157,701	$7,301,751

Noncash investing and financing activities
Issuance of commitment shares*	$109	-

*	Retroactively restated for one-for-twenty-eight share consolidation on June 27, 2025.